Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Autozi Internet Technology (Global) Ltd. on Form F-1 (FILE NO. 333-273166) of our report dated January 18, 2022, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, except for Note 16, Note 22 and Note 23 as to which the date is August 21, 2023, with respect to our audits of the Combined balance sheets of Autozi Internet Technology (Global) Ltd. as of September 30, 2021 and 2022 and the related combined statements of operations and comprehensive loss for the years ended September 30, 2021 and 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum Asia CPAs LLP

Beijing, China

August 21, 2023

BEIJING OFFICE • Units 06-09 • 46th Floor • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District • Beijing • 100004

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com